                                                                    EXHIBIT 10.1


THIS AGREEMENT               made the 2nd day of June, One thousand
                             nine hundred and ninety-nine

BETWEEN

ASTORIA INVESTMENT COMPANY LIMITED whose registered office is situate at Room 2703, Wing On House, 71 Des Voeux Road, Central, Hong Kong (hereinafter called "the Landlord") of the one part and

ROAD CHAMPS LIMITED whose registered office is situate at Units 1008-9, 10/F., Peninsula Centre, 67 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (hereinafter Called "the Tenant") of the other part.

WHEREBY IT IS AGREED by and between the parties hereto as follows: -

1. The Landlord hereby lets to the Tenant and the Tenant takes from the Landlord the premises known as Unit 1015 on 10th Floor, Peninsula Centre, No. 67 Mody Road, Kowloon, Hong Kong (hereinafter called "the said premises") Together with the right in common with the Landlord and others having the like right to use go pass and repass up down over and upon the common parts including inter alia entrance passages halls staircases and lifts so far as the same are necessary for the proper enjoyment of the said premises subject to the term and conditions hereinafter contained TO HOLD the same unto the Tenant for the term of TWO YEARS commencing from the 15th day of June 1999 and expiring on the 14th day of June 2001 at a rent of HONG KONG DOLLARS THIRTY EIGHT THOUSAND NINE HUNDRED AND TWENTY ONLY (HK $38,920.00) Hong Kong Currency per calendar month payable in advance on the 1st day of each and every calendar month without deduction Provided Further that the last of such payment shall be made pro-rate according to the number of days then unexpired in the month on which such payment is made.

2. It is hereby agreed and declared that the said premises are let for the use of an office by the Tenant only.

3.      The tenant hereby agrees with the Landlord as follows: -

        (a)     To pay the said rent at the times and in the manner aforesaid.

        (b) To pay and discharge all rates taxes assessments duties charges impositions and other outgoings now or at any time hereafter to be imposed or charged by the Government of Hong Kong or other lawful authority in respect of the said premises upon the owner or occupier in respect thereof (Government Rent, Property Tax and all other outgoings of a capital or non-recurring nature excepted.)

        (c) To pay all charges for electricity, water and gas consumed by the Tenant in the said premises and all service, maintenance charges and management fees payable in respect of the said premises, including the deposits for the meters therefor.

        (d) To well and sufficiently paint maintain and keep in good repair and condition the interior of the said premises, the furniture and fittings (if any) and all the Landlord's fixtures and additions thereto (fair wear and tear expected). In particular, the Tenant will at its own expense replace any broken or damaged window panes, fancoils, pipes, wires, drains, taps, wash-basins and cisterns on the said premises save and except damaged caused by the agent or servant of the Landlord.

        (e) To take all diligent precautions and due care to protect the interior of the said premises against damage by fire storm typhoon or the like.

        (f) To permit the Landlord and its agents with or without workmen or others at all reasonable times and upon reasonable notice being given to the Tenant to enter upon the said premises and to view the condition thereof and upon notice being given by the Landlord forthwith to repair in accordance therewith. Upon the Tenant failing to comply with the said notice the Landlord or its agents shall be entitled with or without workmen or others at all reasonable times and upon reasonable notice being given to the tenant to enter upon the said premises to carry out any repair and the Tenant shall be liable to pay the Landlord's costs of carrying out any such repair and incidental charges provided that in the event of any emergency the Landlord its servants or agents may enter without notice and forcibly if necessary, provided that the Landlord shall keep the Tenant indemnified for any loss and damages caused by the negligence of the Landlord or its agents in gaining such entry.

        (g) Not without the previous written consent of the Landlord (which consent shall not be unreasonably with held or delayed) to erect install or alter any fixtures partitioning or other erection or installation in the said premises or any part thereof or without the like consent to make or permit or suffer to be made alterations in or additions to the electrical/gas wiring/piping and installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical/gas main wiring/piping or which consumes electricity/gas not metered through the Tenant's separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted locations of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

        (h) Not to transfer assign underlet or otherwise part with the possession of the said premises or any part thereof either by way of subletting lending sharing or other means whereby any person or persons not party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall at the discretion of the Landlord determine and the Tenant shall forthwith surrender the said premises to the landlord. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord (which approval the Landlord shall not be unreasonably withheld) be deemed to be breaches of this subclause: -

                (1) in the case of a Tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

                (2) in the case of tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

                (3) in the case of a tenant which is a corporation any take-over reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

                (4) the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, occupy or enjoy the same.

                (5) the change of the Tenant's business name without the previous written consent of the Landlord which consent shall not be withheld or delayed.

        (i) Not to do or permit or suffer to be done in or upon the said premises or any part thereof any act or thing which may be or become or cause a nuisance annoyance damage or disturbance to the Landlord or to any of the tenants or occupiers of the other parts of the said building or of the neighboring premises or which shall amount to a breach or non-observance of any of the covenants and conditions contained in the Government Lease of the said premises, the Occupation Permit and the Deed of Mutual Covenant or which shall be in anywise against the laws of regulations of the Government of Hong Kong.

        (j) Not to keep or store or cause or permit or suffer to be kept or stored any arms, ammunition, gunpowder, salt-petre, or other explosive or inflammable substance in the said premises.

        (k) Not to use or permit or suffer to be used the said premises or any part thereof for any illegal or immoral purposes.

        (l) To observe and comply with all house rules and regulations made by the appropriate management authorities relating to the use and management of the common parts of the said building.

        (m) Not to do or permit or suffer to be done anything in or upon the said building and the said premises which may infringe any laws, regulations, bye-laws and rules and all notices and requirement of the Governmental Departments and other competent authorities in connection with or in relation to the use and occupation of the said premises and the said building.

        (n) Not to do or cause or permit or suffer to be done anything whereby the policy or policies of insurance on the said premises and/or the said building against damage by fire or against other damages howsoever caused may be rendered void or voidable or whereby the premium for such insurance may be liable to be increased and the Tenant shall indemnify the Landlord against such increased or additional premium as shall have been brought about or caused by its act or default.

        (o) Not to obstruct or permit any employee or agent to obstruct any passageway lift staircase entrance exit or other common parts of the said building, and it is hereby expressly agreed that if any such obstruction shall happen and the Tenant shall fail to remove the same immediately upon request either to the Tenant or to the person then in charge of the said premises on the Tenant's behalf, the Landlord shall be entitled to dispose of the same in whatever manner the Landlord shall deem fit including inter alia destroying and disposing of the same as rubbish and selling the same on such terms and conditions as the Landlord may deem fit.

        (p) Not to use the verandah of the said premises for the purposes of drying or hanging any clothing and not to exhibit or display anything on or near the verandah of the said premises or any part thereof in such a manner which will affect the appearance of the said building.

        (q) Not to erect or permit to be erected outside the said premises any wireless or television aerial nor do to permit to be done anything to the external walls of the said premises which will affect the appearance of the said building.

        (r) Not to place or allow to be placed any showboard name-bill placard advertisement or notice of any description upon the external walls and the windows of the said premises.

        (s) Not to keep in the said premises any animal or domestic pet without the prior consent of the Landlord.

        (t) To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach or non-observance of the Tenant's obligations and stipulations herein contained and to indemnify the Landlord from and against all actions claims liability costs and expenses thereby arising.

        (u) At the expiration or sooner determination of this Agreement to deliver up to the Landlord the said premises in particular the furniture and fittings (if any) in good clean and tenantable repair condition (fair wear and tear excepted) as aforesaid together with any additional erections alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises without payment of any compensation for such additional erections alterations or improvements Provided That the Landlord may at its discretion require the Tenant to reinstate remove or do away with any alternations fixtures or additions made to the said premises with or without the Landlord's consent or any part or portion thereof and make good and repair in a proper and workmanlike manner any damage to the said premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the said premises to the Landlord.

        (v) To allow at all reasonable times by appointment within three calendar months immediately preceding the expiration of the said term prospective Tenants or occupiers to inspect the said premises.

4.      The Landlord hereby agrees with the Tenant as follows: -

        (a) That the Tenant paying the rent hereby reserved and performing and observing the terms and conditions herein contained and on the part of the Tenant to be performed and observed may peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming through or under it.

        (b) To pay Government rent, property tax and all outgoings of a capital or nonrecurring nature which are now or may hereafter during the said term be imposed by the Government upon the said premises.

        (c) To use its best endeavor at the Landlord's expense to procure the manager of the said building to maintain the main walls, main drains and main pipes, main structures, roof, lifts, electricity cables and all common areas and facilities of the said building and/or the said premises in good and substantial repair and condition throughout the said term.

5. PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED as follows: -

        (a) If the rent reserved or any part thereof shall be unpaid for seven (7) days after becoming payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect or perform or observe any term or condition herein contained and on the Tenant's part to be performed or observed or if the Tenant shall become bankrupt or in the case of a limited company shall go into liquidation or if a petition for the Tenant's bankruptcy or winding up, as the case may be, shall have been filed or if the Tenant shall enter into any composition or arrangement with creditors or shall suffer the Tenant's goods or other property to be levied on execution then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to determine this Agreement and to re-enter the said premises or any part thereof in the name of the whole but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained and the deposit paid hereunder shall be forfeited to the Landlord but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain and a written notice served by the Landlord on the Tenant to the effect that the Landlord thereby exercised the power of re-entry and determination hereinbefore contained shall be a full and sufficient exercise of such power.

        (b) In the event of any breach of any term or condition on the part of the Tenant herein contained, the Landlord shall not by acceptance of rent or by any other act whatsoever or by any omission be deemed to have waived any such breach of term or condition notwithstanding any rule of law or equity to the contrary and that no consent to or waiver of any breach shall be binding on the Landlord unless the same is in writing of the Landlord.

        (bb) Notwithstanding anything hereinbefore contained in the event of default in payment by the Tenant in respect of any payments to be made hereunder for a period of seven days from the date on which the same falls due for payment, the

                Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 1.5 percent (1.5)% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

        (c) For the purpose of this Agreement any act default neglect or omission of any servant, agent, licensee, visitor and invitee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

        (d) In the event of the said premises or any part thereof at any time during the said term being damaged or destroyed by acts of war, fire, typhoon, earthquake, flood, white ants or subsidence of the soil so as to render the same unfit for occupation and use and the cause of which is not attributable to the acts or omissions of the Tenant then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable until the said premises shall have been again rendered fit for occupation and use PROVIDED ALWAYS that should the whole of the said premises or the greater part thereof be so destroyed or damaged by the happening of any of the above events as to be unfit for use and occupation the Landlord shall not be required to rebuild or reinstate the said premises or the said building if by reason of the condition of the same or any local Regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable to do so Provided that if the Landlord shall fail to reinstate or cause to be reinstated the said premises or the said building within six months of receiving a written notice to reinstate the same from the Tenant or if the said premises or the greater part thereof or the said building remain uninhabitable or inaccessible for a period of one month the Tenant my forthwith or within a responsible time thereafter by a written notice terminate this Agreement and thereupon the same and everything herein contained shall be void as from the date of occurrence of such damage or destruction and the Landlord shall forthwith refund to the Tenant the said deposit or the balance thereof but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach or covenant.

        (e) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered or sent by post or left addressed to it at the said premises or at its registered office in Hong Kong and any notice to the Landlord shall be sufficiently served if sent to the Landlord by post at the Landlord's registered office in Hong Kong. A notice sent by post shall be deemed to have been received at the time when in due course of post it would be delivered at the address to which it is sent.

        (f) For the purpose of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and for the purpose of this Agreement the rent in respect of the said premises shall be deemed to be in arrears if not paid in advance at the time and in the manner hereinbefore provided for payment thereof.

        (g) The Tenant shall not be entitled to any compensation or abatement of rent in respect of any failure howsoever caused in respect of the lifts, electricity supply or other services provided to the said building.

        (h) The Landlord does not warrant that the light and air to the premises would not be obstructed.

        (i) The Landlord shall not be in any way liable to the Tenant or to any person or persons claiming any right title or interest under the Tenant or any person expressly or impliedly authorized by the Tenant to enter leave or remain on the said building or any part thereof for any damage to property or injury to person which may be sustained by the Tenant or any such person or persons as aforesaid on account of the defective or damaged condition of the said premises the said building and the Landlord's fixtures or fittings therein and any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage to property or injury to person caused by or through or in any way owing to the overflow of water or water leakage from any floor flat or premises or any part of the said building any typhoon electric current water pipes electric wiring or cables situated upon under or in any way connected with the said premises and/or the said building or dropping of cigarette ends broken pieces of glass or other articles from any floor flat premises or any part of the said building or neighborhood and the Tenant hereby agrees to indemnify the Landlord against all claims demands actions costs expenses whatsoever made upon the Landlord by any person or persons in respect of the matters aforesaid and further the Tenant shall be responsible for any damage which may be done to any part of the said premises or the Landlord's fixtures and fittings therein.

6.

        (a) The Tenant shall on or before the signing hereof deposit with the Landlord the sum specified in the Schedule hereto to secure the due observance and performance by the Tenant of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or nonperformance by the Tenant or any of the agreements stipulations or conditions aforesaid the Landlord shall be entitled to terminate this Agreement in which event the said deposit may be forfeited to the Landlord without prejudice to the Landlord's right of action to claim for any monetary loss or damage which the Landlord may sustain by reasons of the aforesaid breach non-observance or non-performance. Notwithstanding the foregoing the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

        (b) Subject as aforesaid the said deposit shall be refunded to the tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the covenants agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

7. It is hereby expressly declared tat no key or construction money or other premium of a similar nature has been paid by the Tenant or any person or persons for and on behalf of the Tenant to the Landlord or any other person for the grant of this tenancy.

8. Where more than one person is party hereto as Landlord or Tenant, the expression "the Landlord" and "the Tenant" shall where the context admits include all either or any of such persons and their liability contained or implied herein shall be joint and several.

9. In this Agreement unless inconsistent with the context, words denoting persons include corporations and firms; words denoting masculine gender include feminine gender and neuter gender; and words denoting the singular number include the plural number and vice versa.

10. Each party shall bear his own solicitors' costs charges and expenses of an incidental to this Agreement and the stamp duty (including the counterpart) and registration fee, if any, on this agreement shall be borne equally by the parties hereto.

11. The Tenant hereby declares and confirms that the Tenant has duly inspected the said premises and is fully aware that he is taking the said premises in its present state and condition. The said premises is let on an "as is" basis and in the physical state and condition as it stands and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the physical state and condition thereof or of the building of which the said premises forms part.

12. Notwithstanding anything herein contained, the Landlord hereby agrees to grant a rent free period to the Tenant from 15th June 1999 to 14th July 1999 for decoration purposes only. The management fee, air-conditioning charges, government rates and all outgoings payable in respect of the said premises for the said rent-free period shall be borne and paid by the Tenant solely.

13.     (a)     The said premises are at present subject to a tenancy agreement dated the 26th day of March 1997 (hereinafter referred as "the preceding Tenancy Agreement") made between the Landlord of the one part and one Toy Park (International) Limited (hereinafter referred to as "the preceding Tenant") of the other part for the term of two years commencing from the 1st day of June 1997 and expiring on the 31st day of May 1999 and upon such terms and conditions as therein more particularly mentioned. The preceding
                Tenant has agreed to deliver up vacant possession of the said premises to the Landlords on or before 31st May 1999

                (hereinafter referred to as "the Date of Surrender"). Notwithstanding anything herein to the contrary, this Agreement is conditional upon the delivery of vacant possession of the premises by the preceding Tenant as scheduled. Should the preceding Tenant fail to deliver vacant possession of the premises on or before the Date of Surrender, this Agreement shall immediately become null and void and in such event the rental deposits paid hereunder by the Tenant to the Landlord shall be returned to the Tenant without compensation or costs.

        (b) Notwithstanding the payment of rental deposits and the monthly rental (if any) by the Tenant herein, no relationship of the Landlord and the Tenant is hereby created unless and until the vacant possession of the said premises is delivered to the Landlord on the Date of Surrender.

        AS WITNESS the hands of the parties hereto the day and year first above written.

                                  THE SCHEDULE

        The deposits in the sum of HK$135,798.00 on the breakdown of which are as follows: -

               (a)    Rental deposit                             HK$116,760.00

               (b)    Management fee and
                      Air-conditioning
                      Charges deposit                            HK$ 19,038.00
                                                                 -------------
                                                                 HK$135,798.00
                                                                 =============

SIGNED by Mr. Lauw Siang Liong              )      For and on behalf of
                                            )      ASTORIA INVESTMENT
for and on behalf of the Landlord in the    )      CO., LTD.
                                            )
presence of :- /s/ John Tso                 )      /s/ Lauw Siang Liong



SIGNED by Mr. Stephen G. Berman             )      For and on behalf of
                                            )      ROAD CHAMPS LTD.
for and on behalf of the Tenant in the      )
                                            )      /s/ Stephen G. Berman
presence of :- /s/ Wills Hon Yen-Ming       )

        RECEIVED the day and year first above written     )
                                                          )
of and from the Tenant HONG KONG DOLLARS ONE              )
                                                          )
HUNDRED THIRTY FIVE THOUSAND SEVEN                        )
                                                          )
HUNDRED AND NINETY EIGHT ONLY being the rental            )
                                                          )
deposits, management fee & air-conditioning charges       )
                                                          )
deposits above expressed to be paid by the Tenant to the  )
                                                          )
Landlord in respect of the said premises                  )HK$135,798.00




                                        For and on behalf of ASTORIA
                                        INVESTMENT CO., LTD.

                                        /s/ Lauw Siang Liong
                                        ----------------------------------------
                                        the Landlord

                          Date the 2nd day of June 1999

                       ASTORIA INVESTMENT COMPANY LIMITED

                                       AND

                               ROAD CHAMPS LIMITED

--------------------------------------------------------------------------------





                                TENANCY AGREEMENT




--------------------------------------------------------------------------------